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                                                                  Exhibit 4.7.1

                       AMENDMENT NO. 1 TO SENIOR PREFERRED
                       STOCK REGISTRATION RIGHTS AGREEMENT


                  AMENDMENT (the "AMENDMENT") dated as of October 6, 2000 by and among DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "COMPANY"), and the parties named on the signature pages hereto.

                  WHEREAS, pursuant to the Securities Purchase Agreement dated as of October 6, 2000 (the "PURCHASE AGREEMENT") by and among DLJ Investment Partners, L.P., DLJ Investment Partners II, L.P., DLJ Investment Funding II, Inc. and DLJ ESC II, L.P. (collectively, the "SELLERS") and [Putnam High Yield Trust, Putnam Funds Trust - Putnam High Yield Trust II, Putnam High Yield Advantage Fund, Putnam Variable Trust - Putnam VT High Yield Fund, Putnam Strategic Income Fund and Putnam Diversified Income Trust] (the "PURCHASERS"), the Purchasers are purchasing (i) shares of the 16% Senior Redeemable Exchangeable Preferred Stock of the Company (the "PREFERRED STOCK") and (ii) warrants to purchase common stock, par value $0.01 per share, of DeCrane Holdings Co. (the "WARRANTS", and together with the Preferred Stock, the "PURCHASED SECURITIES");

                  WHEREAS, the Company has previously entered into a Senior Preferred Stock Registration Rights Agreement dated as of June 30, 2000 (the "REGISTRATION RIGHTS AGREEMENT") among the Company, the Sellers and the other parties thereto as of the date thereof;

                  WHEREAS, the Registration Rights Agreement may be amended or otherwise modified by an instrument in writing executed by the Company with the approval of its board of directors and Holders (as defined therein) holding at least 75% of the outstanding Registrable Securities (as defined therein);

                  WHEREAS, in connection with the execution of the Purchase Agreement and the purchase by the Purchasers of the Purchased Securities, the Company (with the approval of its board of directors) and Holders holding at least 75% of the outstanding Registrable Securities desire to amend or otherwise modify the Registration Rights Agreement as set forth in this Amendment;

                  NOW, THEREFORE, in consideration of the agreements contained herein and in the Purchase Agreement, the parties hereto amend and otherwise modify the Registration Rights Agreement as follows:

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                  1. From the date of this Amendment, the Purchasers shall be deemed to be parties to the Registration Rights Agreement and a Holder as defined in Section 3.03 thereof.

                  2. The following definition is added to Section 1.01 where such definition fits in alphabetical order:

                  "PUTNAM" means, collectively, all entities advised by Putnam Investment Management, Inc. or its Affiliates and their successors and assigns.

                  3. The following text is added to Section 2.01(a) after the word "thereof" and before the comma on the fifth line of the first sentence of that Section:

                  "; PROVIDED that for purposes of this Section 2.01 a written request by Putnam to sell all, but not less than all, of the Registrable Securities then owned by Putnam shall be deemed to be a request of the Requisite Holders".

         The following text is added to Section 2.01(a) after the last use of the word "Holders" at the end of the penultimate sentence thereof:

                  "; PROVIDED, FURTHER that any demand by Putnam shall be counted as one of the two Demand Registrations described in the immediately preceding proviso".

                            [SIGNATURE PAGES FOLLOW]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          DECRANE AIRCRAFT HOLDINGS, INC.


                                          By:  __________________________
                                                   Name:
                                                   Title:



                                          DLJ INVESTMENT PARTNERS II, L.P.


                                          By:  DLJ INVESTMENT PARTNERS II, INC.,
                                                   as managing
                                                   general partner


                                          By:  __________________________
                                                   Name:
                                                   Title:



                                          DLJ INVESTMENT PARTNERS, L.P.


                                          By:  DLJ INVESTMENT PARTNERS, INC.
                                                   as managing general partner


                                          By:  __________________________
                                                   Name:
                                                   Title:



                                          DLJ INVESTMENT FUNDING II, INC.


                                          By:  __________________________
                                                   Name:
                                                   Title:

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                                          DLJ ESC II, L.P.


                                          By:  DLJ LBO PLANS MANAGEMENT
                                                   CORPORATION, as managing
                                                   general partner


                                          By:  __________________________
                                                   Name:
                                                   Title:



                                          Putnam High Yield Trust
                                          Putnam Funds Trust - Putnam High
                                                   Yield Trust II
                                          Putnam High Yield Advantage Fund
                                          Putnam Variable Trust - Putnam VT
                                                   High Yield Fund
                                          Putnam Strategic Income Fund
                                          Putnam Diversified Income
                                                     Trust


                                          By:  Putnam Investment Management,
                                               Inc.


                                          By:  __________________________
                                                   Name:
                                                   Title:

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